CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Investors Securities Trust of our report dated November 21, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001, Annual Report to Shareholders of Franklin Investors Securities Trust - Franklin Total Return Fund. We also consent to the reference to us under the heading "Comparisons of Some Important Features."



                                                 /s/PricewaterhouseCoopers LLP

San Francisco, California
January 16, 2002